Exhibit 99.1

TRANSACTIONS
The following table sets forth all transactions by the Reporting Persons (on behalf of the Funds) with respect to the Ordinary Shares effected in the last 60 days, inclusive of any transactions effected through 4:00 p.m., New York City time, on November 5, 2025. Except as otherwise noted below, all such transactions were purchases or sales of Ordinary Shares effected in the open market, and the table excludes commissions paid in per share prices.

Amount Purchased/(Sold)	Price Per Share ($)	Date of Purchase/Sale
TWO SEAS GLOBAL (MASTER) FUND LP

75,000	23.217 (1)	09/12/2025
100,000	22.758 (2)	09/16/2025
(150,000)	24.20 (3)	09/26/2025
50,000	24.048	09/30/2025
75,000	23.076 (4)	10/03/2025
50,000	24.691 (5)	10/16/2025
50,000	24.774 (6)	10/27/2025
(100,132)	29.209 (7)	10/30/2025
(320,421)	29.119 (8)	10/30/2025
(150,000)	31.30	11/03/2025
(40,053)	31.296 (9)	11/03/2025
(40,053)	31.203 (10)	11/03/2025

TWO SEAS LITIGATION OPPORTUNITIES FUND LLC

25,000	23.217 (11)	09/12/2025
25,000	22.758 (12)	09/16/2025
50,000	24.048	09/30/2025
(25,000)	24.879 (13)	10/15/2025
(149,868)	29.209 (14)	10/30/2025
(479,579)	29.119 (15)	10/30/2025
(59,947)	31.296 (16)	11/03/2025
(59,947)	31.203 (17)	11/03/2025

(1) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $23.115 to $23.28, inclusive. The reporting persons undertake to provide to the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased or sold, as applicable, at each separate price within the ranges set forth in footnotes (1) – (17).
(2) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $22.68 to $22.80, inclusive.
(3) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $24.20 to $24.27, inclusive.
(4) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $22.88 to $23.17, inclusive.
(5) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $24.66 to $24.72, inclusive.
(6) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $24.70 to $24.82, inclusive.
(7) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $29.00 to $29.645, inclusive.

Exhibit 99.1

(8) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $29.00 to $29.61, inclusive.
(9) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $31.285 to $31.38, inclusive.
(10) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $31.20 to $31.24, inclusive.
(11) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $23.115 to $23.28, inclusive.
(12) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $22.68 to $22.80, inclusive.
(13) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $24.641 to $25.31, inclusive.
(14) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $29.00 to $29.645, inclusive.
(15) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $29.00 to $29.61, inclusive.
(16) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $31.285 to $31.38, inclusive.
(17) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $31.20 to $31.24, inclusive.